Exhibit 99.2

Mr. Ron Andrews joins Precipio’s Board of Directors

Company Strengthens Depth of Expertise in Products Industry

NEW HAVEN, CT, (March 3, 2021) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO) announces that Mr. Ron Andrews has joined the company’s Board of Directors. As the company continues to build its products division around commercializing the technologies it has developed (such as HemeScreen and IV-cell), having additional resources and experienced industry veterans to support management’s goals is key to its success and ongoing growth.

Mr. Andrews brings a wealth of experience in the diagnostics world, and specifically in the areas of product development & commercialization. Some of Mr. Andrews’ past experiences includes Chief Commercial Officer at Roche Molecular; President of Genetic Science Division at Thermo Fisher Scientific; President of the Medical Sciences Venture at Life Technologies Corporation; and CEO of Clarient, which was acquired by GE Healthcare for $580M in 2010.

“My life’s work in oncology has focused on democratizing important academic capabilities to empower community oncologists and pathologists with diagnostic tools that enable accurate, rapid delivery of important information allowing them to provide the best care for their patient”, said Mr. Andrews. “I am excited to join the Precipio board as the team embarks on that same mission for physicians managing patients with various forms of blood cancers. HemeScreen is a tremendous opportunity for the company, and I look forward to advising Ilan and team as they execute on their vision.”

“The significance and timing of Mr. Andrews joining the board cannot be understated”, said Ilan Danieli, CEO of Precipio, Inc. “At a time when the company is growing its products business and sees it as a key driver of revenue and profitability, having Ronnie on our board will provide invaluable support to management. I am delighted to have Ronnie as part of the team.”

Mr. Mark Rimer, Partner at Kuzari Group and one of the first backers and supporters of Precipio since its inception ten years ago, will be stepping down from his role as a director, and will remain as a board observer. Mr. Rimer’s contributions have been paramount to getting Precipio to where it is today, and company management is delighted to see Mark will remain involved with the company.

“The work that Precipio is doing today to build valuable diagnostic products that will continue to drive the core mission of eradicating medical misdiagnosis demonstrates enormous progress from the early days yet is perfectly in line with the original vision for the company when we first invested in this team ten years ago”, said Mark Rimer, Partner at Kuzari Group. “I am proud to have worked with Ilan and the Precipio management team as well as all our committed partners at the universities, and I am thrilled that Ron is ready to bring his commercial experience to Precipio at the start of the company’s next phase of growth.”

“It is no exaggeration to say that Precipio would not be where it is today if it weren’t for the efforts and ongoing support of Mark and Kuzari Group”, said Ilan Danieli, CEO of Precipio. “Mark is a friend, colleague, mentor and a key member of the Precipio family, and we are honored to have had him serve on the company’s board for this long. His contributions will undoubtedly continue as an observer”.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine, Harvard’s Dana-Farber Cancer Institute, and the University of Pennsylvania, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Please follow us on Twitter @PrecipioDx and on Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the company’s business, operations and employees and the other factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated from time to time in the company’s Securities and Exchange Commission filings.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523